SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN MUTUAL RECOVERY FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary proxy materials.

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“Hello. We’re calling because you are a valued shareholder in the Franklin, Templeton or Mutual Series Funds. We just sent you a package in the mail containing information about a number of important proposals that we believe will benefit all shareholders. Please vote now by choosing one of the voting methods stated in the package.

Your vote is very important to us. By voting now, you will help your Fund(s) avoid the additional costs associated with having to resend materials to you or to call you again to ask for your vote.

If you have any questions regarding this message, call our proxy service center, toll-free at 1-877-777-3418.

We appreciate your prompt attention to this matter.

Thank you and Goodbye.”